Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of RLJ Entertainment, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 20, 2017

AMC NETWORKS INC.

By:	/s/ James G. Gallagher
	Name:	James G. Gallagher
	Title:	Executive Vice President and General Counsel

RAINBOW MEDIA HOLDINGS LLC

By:	/s/ James G. Gallagher
	Name:	James G. Gallagher
	Title:	Executive Vice President and General Counsel

RAINBOW MEDIA ENTERPRISES, INC.

By:	/s/ James G. Gallagher
	Name:	James G. Gallagher
	Title:	Executive Vice President and General Counsel

RAINBOW PROGRAMMING HOLDINGS LLC

By:	/s/ James G. Gallagher
	Name:	James G. Gallagher
	Title:	Executive Vice President and General Counsel

IFC ENTERTAINMENT HOLDINGS LLC

By:	/s/ James G. Gallagher
	Name:	James G. Gallagher
	Title:	Executive Vice President and General Counsel

DIGITAL ENTERTAINMENT HOLDINGS LLC

By:	/s/ James G. Gallagher
	Name:	James G. Gallagher
	Title:	Executive Vice President and General Counsel